NEWS RELEASE

Contact:	Jill L. Force
Chair, Special Committee
(502) 587-1007

STOCKHOLDERS APPROVE SALE OF TROVER SOLUTIONS

LOUISVILLE, Ky., July 13/PRNewswire-FirstCall/ — Trover Solutions, Inc. (Nasdaq: TROV) today announced that its stockholders had approved the previously disclosed sale of the Company to a private equity fund managed by Tailwind Capital Partners. The parties have agreed to close the transaction, subject to the satisfaction or waiver of the remaining closing conditions, on July 15, 2004.

About Trover Solutions

Trover Solutions, Inc. is a leading independent provider of outsourced insurance subrogation and other claims recovery and cost containment services to the private healthcare payor and property and casualty industries. The Company’s other claims recovery services include clinical bill auditing and overpayments recovery.

About Tailwind Capital Partners

Tailwind Capital Partners is the merchant banking affiliate of investment firm Thomas Weisel Partners LLC. Tailwind manages Thomas Weisel Capital Partners, L.P., a $1.3 billion private equity fund with backing from leading institutional investors and a current portfolio of over 30 companies primarily focused in the growth sectors of the economy, including healthcare, technology and business services, and media and communications. Tailwind’s team of 20 dedicated investment professionals brings to bear an exceptional combination of private equity and operating experience, and is headquartered in New York and San Francisco.

Forward-Looking Statements

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically indicated by the presence of words such as “expect,” “anticipate,” “believe,” “intend,” “may,” “predict,” “will be” and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond the control of the Company. A description of the risk factors affecting the Company’s business can be found in Trover Solutions, Inc.’s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10- K for the fiscal year ended December 31, 2002.

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